Exhibit 1

CONSENT AND AGREEMENT TO JOINT FILING

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of the undersigned persons does hereby consent to and agree to jointly file with the Securities and Exchange Commission a Schedule 13D on behalf of each of them with respect to their beneficial ownership of common stock, par value $0.0001 per share, of BioScrip, Inc., and any future amendments thereto as may be required from time to time.

Dated: December 29, 2014

CLOUD GATE CAPITAL MASTER FUND LP

By:	CLOUD GATE CAPITAL GP LTD., its general partner

	By:	/s/ Jeffrey F. Knupp
	Name:	Jeffrey F. Knupp
	Title:	Chief Operating Officer

CLOUD GATE CAPITAL GP LTD.

	By:	/s/ Jeffrey F. Knupp
Name: Jeffrey F. Knupp
Title: Chief Operating Officer

CLOUD GATE CAPITAL LLC

	By:	/s/ Jeffrey F. Knupp
Name: Jeffrey F. Knupp
Title: Chief Operating Officer

DAVID HELLER

/s/ David Heller

BRIAN NEWMAN

/s/ Brian Newman

BW FINANCIAL SERVICES, LLC

By:	/s/ William E. Wolf
Name: William E. Wolf
Title: Managing Partner

BW OPPORTUNITY PARTNERS, LP

By: BW OPPORTUNITY MANAGERS, LLC, its general partner

By:	/s/ William E. Wolf
Name: William E. Wolf
Title: Member

BW OPPORTUNITY (QP) PARNTERS, LP

By: BW OPPORTUNITY MANAGERS, LLC, its general partner

By:	/s/ William E. Wolf
Name: William E. Wolf
Title: Member

BW OPPORTUNITY MANAGERS, LLC

By:	/s/ William E. Wolf
Name: William E. Wolf
Title: Member

WILLIAM E. WOLF

/s/ William E. Wolf